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                                                                   Exhibit 23(f)

                        CONSENT OF INDEPENDENT AUDITORS

Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 (Registration No. 333-71775) of this Registration Statement of United Rentals, Inc., (the "Company") on Form S-3, of our report dated June 19, 1998, except for Notes 9 and 15 which are as of July 10, 1998, relating to the combined financial statements of Equipment Supply Co., Inc. and Affiliates, which appear in the Company's Report on Form 8-K dated July 21, 1998 and December 24, 1998. We also consent to the incorporation by reference of such report into any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in order to increase the number of shares being offered pursuant to the offering contemplated by such Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                BDO Seidman LLP
                                Philadelphia, Pennsylvania
                                March 1, 1999